Exhibit 99.1

Nabriva Therapeutics Announces $25.4 Million Registered Direct Offering
Priced At-the-Market under Nasdaq Rules

DUBLIN, Ireland and KING OF PRUSSIA, Pa., March 1, 2021 — Nabriva Therapeutics plc (NASDAQ: NBRV), a biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections, today announced that it has entered into a definitive agreement with certain healthcare-focused and institutional investors for the purchase and sale of (i) an aggregate of 10,361,010 ordinary shares (or pre-funded warrants in lieu thereof) and (ii) warrants to purchase up to an aggregate of 5,180,505 ordinary shares in a registered direct offering priced at-the-market under Nasdaq rules. Each ordinary share and accompanying warrant are being sold together at a combined purchase price of $2.4525, and each pre-funded warrant and accompanying warrant are being sold together at a combined purchase price of $2.4425. The warrants have an exercise price of $2.39 per share, are exercisable on the issuance date and will expire on the five-year anniversary of the issuance date.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to Nabriva Therapeutics from the offering, before deducting the placement agent’s fees and other estimated offering expenses payable by Nabriva Therapeutics, are approximately $25.4 million. The offering is expected to close on or about March 3, 2021, subject to the satisfaction of customary closing conditions.

The securities described above are being offered and sold in this registered direct offering pursuant to a shelf registration statement, including a prospectus, on Form S-3 (File No. 333-248530) that was filed by Nabriva Therapeutics with the Securities and Exchange Commission (“SEC”) and was declared effective on September 11, 2020. A prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. The offering is being made only by means of a prospectus and related prospectus supplement. Electronic copies of the prospectus and related prospectus supplement may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, via telephone at (646) 975-6996 or via email at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy Nabriva Therapeutics’ securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Nabriva Therapeutics plc

Nabriva Therapeutics is a biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections. Nabriva Therapeutics received U.S. Food and Drug Administration approval for XENLETA® (lefamulin injection, lefamulin tablets), the first systemic pleuromutilin antibiotic for community-acquired bacterial pneumonia (CABP). Nabriva Therapeutics is also developing CONTEPO™ (fosfomycin) for injection, a potential first-in-class epoxide antibiotic for complicated urinary tract infections (cUTI), including acute pyelonephritis. Nabriva entered into an exclusive agreement with subsidiaries of Merck & Co. Inc., Kenilworth, N.J., USA to market, sell and distribute SIVEXTRO® (tedizolid phosphate) in the United States and certain of its territories.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Nabriva Therapeutics, including but not limited to statements about a prospective financing and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: market and other financing conditions, Nabriva Therapeutics’ ability to satisfy customary closing conditions related to the registered direct offering and to consummate the registered direct offering, fluctuations in Nabriva Therapeutics’ share price and such other important factors as are set forth in Nabriva Therapeutics’ annual and quarterly reports and other filings on file with the SEC. In addition, the forward-looking statements included in this press release represent Nabriva Therapeutics’ views as of the date of this press release. Nabriva Therapeutics anticipates that subsequent events and developments may cause its views to change. However, while Nabriva Therapeutics may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nabriva Therapeutics’ views as of any date subsequent to the date of this press release.

CONTACTS:

For Investors
Kim Anderson
Nabriva Therapeutics plc
IR@Nabriva.com

For Media
Mike Beyer
Sam Brown Inc.
mikebeyer@sambrown.com
312-961-2502